SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 9, 2002


                                  Saucony, Inc.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                  Massachusetts
                    ---------------------------------------
                          (State or Other Jurisdiction
                                of Incorporation)

                                    000-05083
                       -----------------------------------
                                   (Commission


                                  File Number)


                                   04-1465840
                        ---------------------------------
                                (I.R.S. Employer
                               Identification No.)


                            13 Centennial Drive
                          Peabody, Massachusetts          01960
               --------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (978) 532-9000


                                 Not Applicable
-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




Item 4.  Changes in Registrant's Certifying Accountant.

Effective July 9, 2002, the Registrant engaged Deloitte & Touche LLP ("Deloitte & Touche") as the Registrant's principal accountants. The engagement of Deloitte & Touche was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors.

During the Registrant's two most recent fiscal years and the subsequent interim period prior to the Registrant's engagement of Deloitte & Touche, neither the Registrant nor anyone on its behalf consulted with Deloitte & Touche regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, and neither a written report nor oral advice was provided to the Registrant by Deloitte & Touche that Deloitte & Touche concluded was an important factor considered by the Registrant in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 10, 2002             SAUCONY, INC.

                                 By:      /s/ Michael Umana
                                 Name:    Michael Umana
                                 Title:   Chief Operating Officer,
                                          Senior Vice President, Finance and
                                          Chief Financial Officer